THIS CP NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE INITIAL SALE OF THIS CP NOTE MAY BE MADE ONLY TO AN INSTITUTIONAL "ACCREDITED INVESTOR," AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A "QIB"). BY ITS ACCEPTANCE OF THIS CP NOTE, THE PURCHASER HEREOF (A) REPRESENTS THAT IT IS (i) AN INSTITUTIONAL ACCREDITED INVESTOR OR A "BANK," AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT, OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION OF THE TYPE REFERRED TO IN SECTION 3(a)(5)(A) OF THE SECURITIES ACT, THAT IS ACTING AS A FIDUCIARY ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT THIS CP
NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR (ii) A QIB ACTING ON BEHALF OF ITSELF OR ANOTHER QIB, AND (B) AGREES THAT ANY RESALE OF THIS CP NOTE WILL BE MADE ONLY IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING, IN THE CASE OF A SALE BY A QIB, A TRANSACTION EXEMPT PURSUANT TO RULE 144A UNDER THE SECURITIES ACT), AND, IN EACH CASE, ONLY TO (i A DEALER AUTHORIZED BY THE COMPANY (EACH, A "DEALER"), (ii) TO MIRAGE RESORTS, INCORPORATED (THE "COMPANY"), (iii) TO THE MIRAGE CASINO-HOTEL, TREASURE ISLAND CORP., BELLAGIO, GNLV, CORP. OR MH, INC., (iv) THROUGH A DEALER TO AN INSTITUTIONAL INVESTOR APPROVED BY THE DEALER AS AN INSTITUTIONAL ACCREDITED INVESTOR, (v) TO A QIB OR (vi) IN A TRANSACTION PREVIOUSLY APPROVED IN WRITING BY THE COMPANY IN ITS SOLE AND ABSOLUTE DISCRETION AS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                    COMMERCIAL PAPER NOTE
$____________

No._______

                     New York, New York

                    ________________, 19__



     For value received, Mirage Resorts, Incorporated, a Nevada corporation ("MRI"), and THE MIRAGE CASINO-HOTEL, Treasure Island Corp., Bellagio, GNLV, CORP. and MH, INC., each of which is a Nevada corporation and a direct or indirect wholly owned subsidiary of MRI (collectively with MRI, the "Issuers"), jointly and severally promise to pay to the order of ______________________________________ the sum of _________________________________ Dollars on
_________________, 19 __ at the office of BankAmerica National Trust Company (the "Issuing and Paying Agent") at One World Trade Center, 18th Floor, Corporate Trust Division/Commercial Paper Department, New York, New York 10048.


                         Exhibit 4.2

     This note has been issued pursuant to, and is subject to the terms of, the Issuing and Paying Agency Agreement (as from time to time amended, supplemented or otherwise modified, the "Issuing and Paying Agency Agreement"), dated as of November 13, 1995, between the Issuers and the Issuing and Paying Agent.

     Reference is made to the Issuing and Paying Agency
Agreement and the other related documents, which, as from time to time amended, are on file with the Issuing and Paying Agent at its aforesaid office. This note shall be governed by, and construed in accordance with, the laws of the State of New York.

 MIRAGE RESORTS, INCORPORATED   THE MIRAGE CASINO-HOTEL


                                By:/s/ Daniel R. Lee,
  By:/s/ Daniel R. Lee,         Assistant Treasurer
  Chief Financial Officer       Authorized Signature
  Authorized Signature

  TREASURE ISLAND CORP.         BELLAGIO


  By:/s/ Daniel R. Lee,         By:/s/ Daniel R. Lee,
  Treasurer                     Assistant Treasurer
  Authorized Signature          Authorized Signature

  GNLV, CORP.                   MH, INC.


  By:/s/ Daniel R. Lee,         By:/s/ Daniel R. Lee,
  Treasurer                     Treasurer
  Authorized Signature          Authorized Signature

Countersigned for authentication only by:

BANKAMERICA NATIONAL TRUST COMPANY
as Issuing and Paying Agent


By:
Authorized Signature


This Note is not valid for any purpose unless countersigned by BankAmerica National Trust Company, as
Issuing and Paying Agent.


                                 2